Amended Schedule C-1 dated June 1, 2025

to the

Investment Advisory Agreement

Dated February 17, 2006

Between

Touchstone Funds Group Trust and Touchstone Advisors, Inc.

Listing of Funds and Fee Rates

Name of Fund	Annual Basic Fee Rate
Touchstone Active Bond Fund	0.38% on the first $200 million of assets; and 0.30% on assets over $200 million
Touchstone Ares Credit Opportunities Fund	0.56% on the first $1 billion of assets; 0.535% on the next $500 million; and 0.51% on assets over $1.5 billion
Touchstone Dividend Equity Fund	0.55% on the first $1 billion of assets; and 0.50% on assets over $1 billion
Touchstone High Yield Fund	0.60% on the first $50 million of assets; 0.50% on the next $250 million of assets; and 0.45% on assets over $300 million
Touchstone Mid Cap Fund	0.80% on the first $1 billion of assets; 0.70% on the next $500 million of assets; and 0.60% on assets over $1.5 billion
Touchstone Mid Cap Value Fund	0.64% on the first $750 million of assets; and 0.60% on assets over $750 million
Touchstone Sands Capital International Growth Equity Fund	0.65% on the first $1 billion of assets; and 0.60% on the assets over $1 billion
Touchstone Sands Capital Select Growth Fund	0.675% on the first $1 billion of assets; 0.60% on the next $1 billion of assets; 0.55% on the next $2 billion of assets; and 0.52% on assets over $4 billion
Touchstone Small Cap Fund	0.85% on the first $250 million of assets; 0.80% on the next $250 million of assets; and 0.70% on assets over $500 million
Touchstone Small Cap Value Fund	0.85% on the first $150 million of assets; and 0.78% on assets over $150 million
Touchstone Ultra Short Duration Fixed Income Fund	0.18% on the first $500 million of assets; and 0.16% on assets over $500 million
Touchstone US Quality Bond Fund	0.30% on the first $200 million of assets; and 0.225% on assets over $200 million

[Signature page follows]

This Schedule C-1 to the Investment Advisory Agreement is hereby executed as of the date first set above.

TOUCHSTONE FUNDS GROUP TRUST	TOUCHSTONE ADVISORS, INC.

By: /s/ Terrie A. Wiedenheft	By: /s/ Terrie A. Wiedenheft
Name: Terrie A. Wiedenheft	Name: Terrie A. Wiedenheft
Title: Treasurer and Controller	Title: Chief Financial Officer

By: /s/ E. Blake Moore Jr.
Name: E. Blake Moore Jr.
Title: Chief Executive Officer